UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2025

NEWTON GOLF COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41701	82-4938288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Calle San Pablo

Camarillo, CA 93012

(Address of principal executive offices, including ZIP code)

855-774-7888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NWTG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Plan

As disclosed under Item 5.07 of this Current Report on Form 8-K, on December 18, 2025, the stockholders of Newton Golf Company, Inc. (the “Company”) approved (the “Plan Approval”) the Newton Golf Company, Inc. Amended and Restated 2022 Equity Incentive Plan (the “Plan”), which incorporated certain amendments to the Plan, including (i) an increase in the number of shares of the Company’s common stock available for issuance thereunder by an additional 1,400,000 shares, (ii) an annual share increase equal to the lesser of 5% of the Company’s fully diluted outstanding shares of common stock as of the immediately preceding December 31, or such lesser number determined by the Company’s board of directors, with the first such increase to be effective January 1, 2026; and (iii) an extension of the Plan’s expiration date to December 18, 2035.

The Plan is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 21, 2025 (the “Proxy Statement”). The description of the Plan contained in the Proxy Statement and the foregoing description of the Plan are qualified in their entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Equity Grants

In connection with the Plan Approval, the Company granted 200,000 restricted stock units (“RSUs”) to its Executive Chairman and Chief Executive Officer, 175,000 RSUs to its Chief Financial Officer, and 225,000 RSUs to its Chief Technology Officer (the “Grants”). The Grants utilize the form of RSU award agreement (the “Award Agreement”) attached hereto as Exhibit 10.2. Subject to continuing employment, the Grants will vest ratably over three years. All units subject to the Grants will vest in full upon a change in control of the Company. If an executive dies or becomes disabled, the Award Agreement provides that a pro-rata portion of the Grants will vest based on the number of days of service during the vesting period. These grants were previously approved by the Compensation Committee of the Board of Directors of the Company, contingent upon obtaining the Plan Approval, and became effective on December 18, 2025.

The foregoing description of the Award Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Award Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 18, 2025, the Company held its 2025 annual meeting of stockholders. The following matters (the “Proposals”) were voted upon by the stockholders with the final voting results as shown:

Proposal 1. To elect four directors to serve as directors of the Company until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Name	Votes For	Votes Withheld	Broker Non-Votes
Dr. Greg Campbell	1,030,840	213,318	1,527,317
Jane Casanta	1,147,133	97,025	1,527,317
Brett Hoge	1,144,987	99,171	1,527,317
Akinobu Yorihiro	1,176,849	67,309	1,527,317

Proposal 2. To ratify the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Votes For	Votes Against	Abstain	Broker Non-Votes
2,736,617	33,496	1,362	—

Proposal 3. To approve the Amended and Restated 2022 Equity Incentive Plan.

Votes For	Votes Against	Abstain	Broker Non-Votes
1,028,798	195,444	19,916	1,527,317

The Proposals, which are described in more detail in the Proxy Statement, received the affirmative requisite vote of the stockholders of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Newton Golf Company, Inc. Amended and Restated 2022 Equity Incentive Plan (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed on December 18, 2025).
10.2	Newton Golf Company, Inc. Form of Restricted Stock Unit Award Agreement.
104	Cover Page Interactive Data File––the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2025	NEWTON GOLF COMPANY, INC.

	By:	/s/ Greg Campbell
Greg Campbell
Executive Chairman and Chief Executive Officer